UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025 (September 5, 2025)

SIRIUS XM HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	93-4680139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Floor, New York, NY
(Address of Principal Executive Offices)
10020
(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	SIRI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of Board of Directors and Appointment of Dave Stephenson to Board of Directors

On September 5, 2025, the Board of Directors (the “Board of Directors”) of Sirius XM Holdings Inc. (the “Company”) increased the size of the Board from nine to ten directors and filled the vacancy created by such increase by appointing Dave Stephenson to the Board of Directors, effective as of September 18, 2025. Mr. Stephenson will serve as a Class III director and is expected to stand for reelection at our 2027 Annual Meeting of Stockholders. The Board of Directors has determined that Mr. Stephenson satisfies the definition of an “independent director” under the Nasdaq listing standards and our Corporate Governance Guidelines.

Mr. Stephenson has been the Chief Business Officer and Head of Employee Experience of Airbnb, Inc. (“Airbnb”), a global online marketplace that connects travelers with unique accommodations and experiences offered by local hosts, since January 2024. Prior to that time, from January 2019 to February 2024, Mr. Stephenson served as the Chief Financial Officer of Airbnb. Mr. Stephenson was previously Vice President and Chief Financial Officer of Amazon’s Worldwide Consumer Organization from June 2015 to December 2018. Before that, he served as Chief Financial Officer of Amazon’s International Consumer business and led finance across many areas of the company, including Amazon Web Services, North America Retail and Merchant Services. Mr. Stephenson currently serves on the board of directors of Lyft, Inc. (“Lyft”).

As the Chief Business Officer and Head of Employee Experience of Airbnb and having served in executive positions in other technology and e-commerce companies, Mr. Stephenson brings extensive knowledge of the technology and e-commerce industries and operational experience to the boardroom, including an understanding of the operational, financial and strategic issues facing businesses in these sectors. In addition, through his prior roles as Chief Financial Officer at Airbnb and Lyft, Mr. Stephenson brings valuable business and financial insight and experience to the Board of Directors.

The Board of Directors has named Mr. Stephenson to serve on the Compensation Committee of our Board of Directors.

Mr. Stephenson will be eligible to receive compensation for his service on the Board of Directors consistent with that provided to all non-employee directors, which is described under the caption “Item 1 – Election of Directors – Director Compensation” in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2025 as adjusted by the Board of Directors from time to time.

There was no arrangement or understanding between Mr. Stephenson and any other person with respect to his appointment to the Board of Directors. In addition, there have been no transactions involving Mr. Stephenson that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 8, 2025, we issued a press release announcing Mr. Stephenson’s appointment. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission (the “SEC”). Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01	Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated September 8, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Richard N. Baer
Richard N. Baer Executive Vice President, General Counsel and Secretary

Dated: September 8, 2025